UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2012
Summer Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-144620	20-2722022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive, Suite 260, Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)
(713) 375-2790
(Registrant's telephone number, including area code)
Castwell Precast Corporation
5641 South Magic Drive, Murray, Utah 84107
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K ("Current Report") contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and our plans and objectives for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" or elsewhere in this Current Report, which may cause our or our industry's actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ from expectations. Moreover, we operate in a very competitive and rapidly changing industry. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report, and in particular, the risks discussed below and under the heading "Risk Factors" and those discussed in other documents we file with the Securities and Exchange Commission that may be incorporated into this Current Report by reference. The following discussion should be read in conjunction with the financial statements and notes thereto included in this Current Report. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated or implied in forward-looking statements.
You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date of this Current Report. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled "Risk Factors" and elsewhere in this Current Report could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report to conform our statements to actual results or changed expectations.
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Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 2.01 of this Current Report is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
On March 27, 2012, Summer Energy Holdings, Inc. (f/k/a Castwell Precast Corporation), a Nevada corporation (the "Company," or the "Registrant"), closed the transaction (the "Transaction") contemplated by that certain Agreement and Plan of Contribution entered into on January 17, 2012 (the "Contribution Agreement") among the Company, Summer Energy, LLC, a Texas limited liability company ("Summer LLC"), and the individual members of Summer LLC. A copy of the Contribution Agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated January 19, 2012, and the description contained herein of the terms of the Contribution Agreement is qualified in its entirety by reference to the provisions thereof.

Name Change
Prior to the Transaction, the Company's corporate name was Castwell Precast Corporation. Upon filing an amendment to the Company's articles of incorporation with the Nevada Secretary of State, effective March 27, 2012, the Company changed its name from Castwell Precast Corporation to Summer Energy Holdings, Inc.
Acquisition of Summer Energy, LLC; Defined Terms
Upon the closing of the Transaction, the Company acquired all of the outstanding units of membership interest in Summer LLC that were held by the members of Summer LLC in exchange for the issuance by the Company of 9,697,624 shares of the Company's common stock. Summer LLC thereupon became a wholly-owned subsidiary of the Company. As a result of the Transaction, the former members of Summer LLC now own approximately 92.3% of the Company's outstanding common stock. Summer LLC is a development stage company engaged in business as a retail electric provider ("REP") in the State of Texas.
For the convenience of the reader, in this Current Report references to "Summer LLC" shall mean Summer Energy, LLC. References to the "Company," the "Registrant," "we," our," and "us" or similar terms, refer to Summer Energy Holdings, Inc. (f/k/a Castwell Precast Corporation), and its predecessors and its subsidiaries (including Summer LLC), except where the context makes clear that the reference is only to Summer LLC.
Transaction Overview
At the closing of the Transaction, one hundred percent (100%) of the Summer LLC units of membership interest were contributed to the Company in exchange for a total of 9,697,624 shares of the Company's common stock, so that following the closing of the Transaction there were 10,504,711 shares of the Company's common stock issued and outstanding. Further, at closing, the Company assumed Summer LLC's obligations as they relate to certain warrants to purchase Summer LLC units of membership interest and as they relate to Summer LLC's contingent obligations under certain credit facility agreements. The shares of the Company's common stock issued to the former members of Summer LLC constitute restricted securities that have not been registered under the Securities Act of 1933, as amended, and were issued in reliance upon exemptions from the registration requirements thereof.
Pursuant to the Contribution Agreement, the Company amended its articles of incorporation to: (i) implement a reverse stock split; (ii) change its name to "Summer Energy Holdings, Inc.;" and (iii) increase the Company's authorized capital stock. The Company also amended and restated its bylaws to increase the number of directors from 3 to 7, and to implement a classified board. Pursuant to the terms of the Contribution Agreement, the Company also adopted a stock option and stock award plan.
As disclosed in Item 5.02 below, at closing the Company's former officers and directors resigned from their positions and were replaced by the individuals identified in Item 5.02 pursuant to a Special Meeting of Stockholders that was held on March 15, 2012 (referred to in this Current Report as the "Special Meeting").
As described in more detail in Item 5.03 below, in connection with the Transaction, the Company effectuated a 1-for-4 reverse stock split, and cancelled 237,500 post-split shares of the Company's common stock, leaving 807,087 shares of our common stock outstanding before giving effect to the stock issuance resulting from the Transaction. All but 250,000 of the 807,087 shares outstanding immediately prior to the Transaction are restricted securities. The shares of the Company's common stock issued to the former members of Summer LLC at the closing, as well as the shares of restricted stock held by the Company's stockholders immediately prior to the closing, are subject to lock-up provisions that prohibit them from being sold in any public market unless and until: the Company has become subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the Company has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and a period of at least one (1) year has elapsed from the date of this filing.

Prior to the Transaction, there were no material relationships between the Company and the former members and managing members of Summer LLC, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.
General Changes Resulting from the Transaction
Prior to the Transaction, the Company has taken the position that it was not a "shell company" as defined in Rule 12b-2 under the Exchange Act. Prior to the Transaction, the Company manufactured decorative window wells made from precast concrete. After the Transaction, the Company intends to carry on Summer LLC's business of being a retail electric provider in the State of Texas as its sole line of business. The Company has relocated its executive offices to those of Summer LLC at 800 Bering Drive, Suite 260, Houston, Texas 77057. The Company's telephone number is (713) 375-2790, its new fax number is (713) 375-2794, and its website is www.mysummerenergy.com. The information accessible through the Company's website does not constitute part of, and is not incorporated by reference into, this Current Report. The Company will maintain its status as a "smaller reporting company," as defined under the Exchange Act, following the Transaction.
Our common stock is currently quoted on the OTC Bulletin Board ("OTCBB"), which is sponsored by the Financial Industry Regulatory Authority ("FINRA"). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks," as well as volume information. Prior to the consummation of the Transaction, the Company's trading symbol was "CPXE." The Company has requested a trading symbol change with FINRA to correspond with its name change to Summer Energy Holdings, Inc., in accordance with the policies of FINRA. As of the date of this Current Report, the trading symbol change request has been approved by FINRA, but a new trading symbol has not yet been assigned.
Amendment to the Company's Articles of Incorporation
On March 27, 2012 the Company's articles of incorporation were amended to provide for (i) a 1-for-4 reverse stock split (the "Reverse Split") in the Company's issued and outstanding shares of common stock; (ii) a change of the Company's name to Summer Energy Holdings, Inc.; and (iii) an increase in the number of authorized shares of the Company's common stock from 50,000,000 shares to 100,000,000 shares. Reference is made to Item 5.03 of this Current Report for additional information, which is incorporated by reference herein.
Reverse Split
Pursuant to the Reverse Split, which was effective immediately prior to closing of the Transaction, stockholders of the Company received one share of the Company's $0.001 par value common stock for each four shares of common stock previously held by them, thus causing the 4,178,348 shares of common stock currently outstanding to be converted to approximately 1,044,587 shares of common stock. Any stockholder of the Company that would have otherwise been entitled to a fraction of a share of Company common stock (after aggregating all fractional shares of Company common stock to be received by such holder) as a result of the Reverse Split, received an additional share of Company common stock (i.e., the aggregate number of shares of Company common stock of a shareholder resulting from the Reverse Split would be rounded up to the nearest whole number). Further, in connection with, and prior to the consummation of, the Transaction, certain stockholders of the Company surrendered to the Company a total of 237,500 post-split shares of the Company's common stock so that, immediately prior to consummation of the Transaction, the Company had a total of 807,087 post-split shares of its common stock issued and outstanding and 25,000 post-split shares reserved for issuance upon the exercise of outstanding warrants. At closing the Company issued 9,697,624 post-split shares of its common stock to the members of Summer LLC on a 1-for-1 basis in exchange for their Summer LLC units of membership interest, causing the former Summer LLC members to own approximately 92.3% of the Company's issued and outstanding common stock immediately after the closing. The outstanding warrants and convertible obligations of Summer LLC were converted into the right to receive shares of the Company's common stock on the same terms and conditions as contained in such warrants and convertible obligations. Reference is made to Item 5.03 of this Current Report for additional information, which is incorporated by reference herein.

Stock Option and Stock Award Plan
In connection with, and prior to the consummation of, the Transaction, the Company adopted a stock option and stock award plan. Reference is made to Item 5.02 of this Current Report for additional information, which is incorporated by reference herein.
Amendment and Restatement of the Bylaws of the Company.
On March 27, 2012, the Company's Bylaws were amended and restated. The Amended and Restated Bylaws increase the number of directors from 3 to 7, provide for a classified board, and otherwise update the bylaws. Reference is made to Item 5.03 of this Current Report for additional information, which is incorporated by reference herein.
Changes to the Board of Directors and New Officers
Pursuant to the Special Meeting of Stockholders held on March 15, 2012, and as required by the Contribution Agreement, on March 27, 2012 the Company's directors resigned and were replaced by Rod Danielson, Jaleea George, Stuart Gaylor, Mace Meeks, Michael Vanderhoof, James Stapleton and Andrew Priest. Pursuant to the Contribution Agreement, on March 27, 2012 the officers of the Company also resigned and the directors elected Rod Danielson as President and Chief Executive Officer and Jaleea George as Secretary, Treasurer and Chief Financial Officer. Reference is made to Item 5.02 of this Current Report for additional information, which is incorporated by reference herein.
Accounting Treatment; Change of Control
The Transaction is being accounted for as a "reverse acquisition," as the former members of Summer LLC own a majority of the outstanding shares of the Company's common stock immediately following the Transaction. As a result of the issuance of the shares of the Company's common stock pursuant to the Transaction, a change in control of the Company occurred on the date of the consummation of the Transaction. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. The Company will continue to be a "small business issuer," as defined under the Exchange Act following the Transaction.
FORM 10 DISCLOSURE
As disclosed elsewhere in this Current Report, on March 27, 2012, pursuant to the Contribution Agreement we acquired Summer LLC in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 upon consummation of the transaction. While we believe that the Company was not a shell company (as that term is defined in Rule 12b-2 under the Exchange Act) prior to the closing of the Transaction, in the interest of full disclosure we are providing the information that would be included in a Form 10 if we were to file a Form 10. Except as otherwise indicated, the information provided below relates to the combined enterprises after the acquisition of Summer LLC.
BUSINESS
As noted above, the Company's business operations will be conducted through Summer LLC, our wholly-owned subsidiary. Summer LLC is a Texas limited liability company that has been licensed within the State of Texas as a Retail Electric Provider ("REP") by the Public Utility Commission of Texas ("PUCT"). As stated above, references to the "Company," the "Registrant," "we," our," and "us" or similar terms, refer to Summer Energy Holdings, Inc. (f/k/a Castwell Precast Corporation), and its predecessors and its subsidiaries (including Summer LLC), except where the context makes clear that the reference is only to Summer LLC.

Description of Our Company and Predecessor
The Company was incorporated in the State of Nevada under the name Castwell Precast Corporation on March 25, 2005. Prior to the consummation of the Transaction, the Company's principal business activity, carried out entirely through its wholly-owned subsidiary Castwell Precast, Inc. (the "Castwell Subsidiary"), was the manufacture and installation of decorative window wells made from precast concrete. The Castwell Subsidiary was incorporated in the State of Utah on March 24, 2005.
Moving forward, the Company intends to cease the business of manufacturing and installing decorative window wells, and will, instead, conduct the business of purchasing and reselling electric power within the State of Texas through its wholly owned subsidiary Summer LLC.
Overview
As a result of the Transaction, the Company will now carry on, through Summer LLC, the business of an REP in the State of Texas, with head offices located at 800 Bering Drive, Suite 260, Houston, Texas 77057. The Company's telephone number is (713) 375-2790, its fax number is (713) 375-2794, and its website is www.mysummerenergy.com. The information accessible through the Company's website does not constitute part of, and is not incorporated by reference into, this Current Report.
Summer LLC was organized as a Texas limited liability company on April 6, 2011, by the filing of a certificate of organization with the Texas Secretary of State. In September of 2011, Summer LLC was awarded a license by the PUCT to operate as an REP in Texas. In general, Texas regulatory structure permits REPs, such as Summer LLC, to procure and sell electricity at unregulated prices. REPs pay the local transmission and distribution utilities a regulated tariff rate for delivering electricity to their customers. As a REP, we sell electricity and provide the related billing, customer service, collections and remittance services to residential and commercial customers. We will offer our customers competitive electricity rates, flexible payment and pricing choices, simple offers with understandable terms, and responsive customer service.
We intend to offer retail electricity to commercial and residential customers in designated target markets within the State of Texas. In the commercial market, the primary target will be small to medium-sized customers (less than one megawatt of peak usage), but we will also selectively pursue larger commercial customers through management's existing, historical relationships. Residential customers are a secondary target market. We anticipate that a majority of our customers will be located in the Houston and Dallas-Fort Worth metropolitan areas; although, we anticipate a growing number will be located in a variety of other metropolitan and rural areas within Texas.
We plan to rely upon established relationships and low-cost branding programs to attract commercial and residential customers. We intend to evaluate opportunities to expand our areas of operations within Texas as certain market regions elect to opt-in to deregulation. In addition, we intend to evaluate and pursue opportunities to acquire other REPs to the extent these acquisitions would provide value to us.
In most jurisdictions, we will be required to enter into agreements with local transmission and distribution service providers for use of the local distribution and transmission systems and operation of functional interfaces necessary for us to serve our customers. With respect to energy supply, we will utilize wholesale purchase agreements with wholesale energy providers. We will serve as our own qualified scheduling entity for open market purchases and sales of electricity, forecasting our energy demand, and conducting procurement activities through an experienced team of professionals. The forecast for electricity load requirements will be based on our aggregate customer base currently served and anticipated weather conditions, as well as forecasted customer acquisition and attrition. We plan to continuously monitor and update our supply positions based on our retail demand forecasts and market conditions. Our policy will be to maintain a balanced supply/demand book to limit commodity risk exposure. At this time, we do not plan on maintaining a financial book in addition to our physical supply/demand book for risk-hedging purposes.
We began delivering electricity to customers in mid-February, 2012, beginning with a group of friends and family residential accounts, one large commercial customer, and several small commercial customers. In mid-March, 2012, Summer LLC acquired a portfolio of approximately 2,500 primarily short-term residential customers from an REP that exited the market.

As of March 27, 2012, we had 9 full-time employees and no part time employees or independent contractors.
Regulatory Environment and the Texas Retail Electric Market
Deregulation of the wholesale electricity market in Texas began in 1995, enabling independent power generators and/or suppliers to: (i) establish operations in Texas alongside those of the regulated utilities; and (ii) gain access to the transmission capabilities of the power grid. Additional legislation in 1999 created an integrated marketplace by linking generators, transmission and delivery companies, REPs, and the independent grid operator, which is the Electric Reliability Council of Texas ("ERCOT"). As a result of these legislative developments, former integrated utilities were essentially split apart into three business segments: (1) unregulated wholesale power generators; (2) regulated transmission and distribution service providers ("TDSPs"); and (3) unregulated REPs.
In the market, REPs that were spun off from previously integrated utilities are referred to as "affiliated REPs." When affiliated REPs operate in their incumbent markets (an incumbent market refers to those areas previously served by the integrated utility), they are sometimes referred to as "incumbent REPs." Incumbent REPs are subject to restrictions on their ability to compete on price in their incumbent markets in order to foster competition. The two largest affiliated REPs in Texas are TXU and Reliant Energy, situated in the Dallas/Ft. Worth and Houston areas, respectively.
The primary responsibilities of an REP in Texas include customer account initiation and termination, energy supply management and scheduling, billing/remittance processing, and customer service. All REPs must be certified by ERCOT to operate in within the Texas market.
ERCOT was founded in 1970, and it oversees all aspects of the Texas power grid for the deregulated market. Under deregulation, ERCOT serves as the Independent System Operator ("ISO") of the power grid and enables REPs, generators, TDSPs, and ultimately customers, to operate in a deregulated marketplace. ERCOT is responsible for coordinating and monitoring all communications by and between the power generator, the retail electric provider and the TDSP, including customer sign up, meter reading and billing between the end user, power generator and the REP.
Subsequent Legislative Developments in Texas
Following its initial efforts at deregulation, Texas adopted subsequent legislation that: (i) allowed retail customers situated in the ERCOT region of Texas to choose an REP; (ii) permitted REPs who are not affiliated with an incumbent utility in a particular market to, with certain exceptions, directly disconnect customers who fail to pay their power bills in a timely manner; and (iii) removed pricing restrictions otherwise known as "Price to Beat" from Incumbent/affiliated REPs, creating a true deregulated competitive market.
Markets Outside of Texas
If the Company enters deregulated markets outside of Texas, we will be required to operate within the specific regulatory environment of such state or region. The rules in the other markets vary from Texas, with some aspects being more favorable and some less favorable than Texas. We will evaluate the regulatory environment of each market, in addition to other operational, financial and customer considerations, before determining whether to pursue other market area opportunities. At this time, we have not formulated any plans to enter markets outside of Texas, and we will not enter other markets until such time as we have secured a stable market position within Texas.
Marketing and Sales
The Company plans to implement a multi-tiered marketing and sales strategy. The short-term emphasis will be on controlled growth, utilizing indirect marketing through third-party relationships. Indirect marketing efforts, including the following, allow the Company to facilitate growth while keeping expenses low by avoiding the expense associated with creating and managing a full sales team:

●	Aggregators, Brokers, Consultants - often referred to as "ABC's" in the retail power industry;

●	Affinity Programs - airline miles, credit card points, and participating gift cards;

●	Multifamily Housing Programs - incentivizing property management companies based on referrals to their tenants;

●	Referrals - reaching out to individuals connected to the community and providing incentives for sign ups; and

●	Charitable Programs - enhancing referral programs and offering customers the chance to donate referral fees to local charitable organizations.
As the Company grows, we expect to achieve long-term growth by building our in-house sales team to manage our third-party, as well as our direct marketing efforts. Our direct marketing efforts will include, without limitation:

●	In-house sales staff focused on small to medium sized commercial sales;

●	Face-to-face marketing, including presentations, customer meetings, and business development through newly-formed relationships with consumers (a/k/a cold calling);

●	Responding to website inquiries from commercial businesses;

●	Identifying opportunities in underserved markets (e.g. South Texas and West Texas); and

●	Community Involvement - establishing our brand throughout the community by giving back and volunteering our time and assistance.
Relationship marketing will play a key role in both channels and should facilitate growth in the marketplace.
Competition and Perceived Competitive Advantages
As more fully set forth under the heading entitled "Risk Factors," the Company will face competition from many competitors who have significantly greater financial resources, well-established brand names, and large, existing installed customer bases. We expect the level of competition to intensify in the future. We also expect significant competition from incumbent, traditional, and new electricity providers which may be better capitalized than the Company.
It is understood that there is significant competition in the retail electric market; however, most established competitors target the larger customer segment such as large commercial and industrial operations. This creates a niche that we will aggressively target. We intend to focus on small to medium size commercial, residential, and select large businesses in our core marketing efforts. We believe this market segment will yield a higher per-unit-margin with improved customer loyalty.
The Company anticipates the addition of new market participants. Recent entries into the marketplace include single-client companies established for a select number of large electricity users such as refineries or industrial plants. These new participants' strategy is to focus most of their marketing dollars on high-end users, as they assume the larger customers provide the highest return. The Company plans to differentiate its strategy by focusing on the small to mid-size customer segment and build lasting relationships through excellent customer service, flexible terms, unique sales techniques, and competitive pricing.
The Company's present management and staff have significant experience working in the Texas retail energy market, beginning with the former Gexa Corp ("Gexa"). Gexa was one of the first REPs in Texas and was noted for its rapid and successful growth. Management and staff also have experience with Horizon Power and Light, LLC, which conducuts retail energy operations in Maryland, the District of Columbia and Massachusetts. Horizon Power and Light, LLC has built a profitable customer base in the Northeast. We believe management's experience with these entities will contribute to management's ability to market and grow the Company into a successful retail electricity provider in Texas.
Because of management's prior experience, management and staff have developed and maintained strong connections with agents, brokers, property owners and others in the Texas market. Through these relationships, the Company anticipates building sales momentum.

Intellectual Property
The Company has not applied for any patents and has not attempted to register any trademarks or copyrights at this time. The Company has not spent any time since its inception on research and development activities.
Additional Information
As more fully set forth under the heading entitled "Risk Factors," the Company is subject to governmental regulation and will face additional costs in complying with such regulations. At this time, the Company does not have an estimate of its annual regulatory compliance costs.
RISK FACTORS
You should consider carefully the risks, uncertainties and other factors described below, in addition to the other information set forth in this report. If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected, and any such risks could adversely affect the value of an investment in our securities. See also "Cautionary Note Regarding Forward-Looking Statements."
In General
Risks Factors Related to Our Business and Industry
We have a limited operating history and limited historical financial information upon which you may evaluate our performance.
You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. Summer LLC, the Company's wholly-owned subsidiary that will be conducting the Company's business operations, has conducted little, if any, operations in the recent past. We may not successfully address the usual and ordinary risks and uncertainties associated with being an early stage company or successfully implement our existing and new products and services. If we fail to do so, it could materially harm our business. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. Our failure to meet any of these conditions would have a material adverse effect upon us and may force us to reduce or curtail our operations. No assurance can be given that we will operate profitably. Even though we are being managed by individuals with significant industry experience, our limited operating history makes it difficult to predict the long-term success of our business model.
We depend on key personnel.
For the foreseeable future, our success will depend largely on management's industry knowledge, marketing skills and relationships with key investors, customer bases, and industry leaders. The Company will have employment agreements with management and other key personnel. Should any of these individuals leave the Company, it may have a material adverse effect on our future results of operations.

Recourse to the Company's assets.
Outside of our wholesale contracts, our customer contracts, and our REP certificate, the Company currently has limited assets that are available to satisfy liabilities and other obligations of the Company. If the Company becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Company's assets.
We will indemnify Management and the members of the Board of Directors.
These key decision-makers will be entitled to indemnification from the Company except in certain circumstances, as more fully set forth in the Articles of Incorporation and Bylaws.
Stockholders shall have no right to participate in management of the Company.
Stockholders in the Company will not have the right to participate in the management of the Company or in decisions made by the Management on the Company's behalf. As a result, stockholders will have almost no control over their investments in the Company or their prospects with respect thereto.
Uncertain economic conditions.
Recent economic events have created uncertainty with respect to the condition of the economy in the United States. Certain economic factors and indicators have suggested that such events have had a substantial negative effect on the economies of the United States and Texas. Furthermore, several industries have experienced financial difficulties. In addition, there have been material adverse effects on the world's economies caused by illegal activities in the business and accounting professions resulting in significant declines in the United States equity markets. Other equity markets have been similarly affected. It is impossible to determine at this time the long-term effects of these events and conditions on the economy. Any negative change in the general economic conditions could adversely affect the financial condition and our operating results. Unforeseen incidents, such as terrorist attacks, corporate fraud or general weakness in the economy, could have a negative impact on the overall economic state of the market in which we intend to market and utilize our products and services. The Company may experience difficulty in raising additional capital necessary for expenses and growth, may experience underfunding due to the timing of payments received and due to the seasonality of the Texas market and customer electricity usage.
Adequacy of funds for operations or capital expenditures.
To the extent that the Company's expenses increase, unanticipated expenses arise, or capital expenditures are necessary, and accumulated reserves are insufficient to meet such expenses, the Company may be required to obtain cash advances and additional funds through borrowing or additional equity raises, if available. Such debt and/or equity raises may have a material negative adverse effect on the Company's profitability.
We are wholly dependent on power generators.
We will rely on a limited number of suppliers of wholesale electricity in order to meet our customers' needs. The unavailability of electricity from one or more of our suppliers at times of high demand could have an adverse impact on our financial condition if we are forced to purchase substantial electricity supply in the open market to meet customer demand at a time when energy prices are volatile.
Presently, we have entered into a wholesale credit agreement with a provider that will allow us to purchase electricity in Texas with the credit backing of the provider. At the time of this Current Report on From 8-K, this is our only agreement in place to purchase wholesale electricity. Under this agreement, we have granted the provider a first lien on our receivables, assets and contracts. All payments received by the Company from customers will be placed in a lock-box and distributed to the Company after the provider has received payment for the wholesale electricity. Other providers may require similar credit terms as we negotiate similar contracts.

Our REP certification is subject to PUCT review.
The PUCT (the Public Utility Commission of Texas) may at any time initiate an investigation into whether our operations comply with PUCT rules and whether we have met all of the requirements for REP certification, including financial requirements. Any revocation of our REP certification would mean that we would no longer be allowed to provide electricity to retail customers. Such decertification would undoubtedly have a material effect on our results of operations, liquidity, and financial condition.
Volatile energy prices and regulatory risk.
Sustained high energy prices and/or ongoing price volatility also creates a risk of increased regulatory and/or legislative intervention, which may limit our flexibility within the deregulated market. In addition, ERCOT possesses significant regulatory control over our business. Factors outside of our control may cause ERCOT to change its regulatory structure at any time, which may have an adverse effect upon our business. Additionally, the PUCT may impose rules and regulations that adversely affect the Company's operations, finances and business practices.
The Company believes that competitive markets yield a broad range of innovative prices and service alternatives to consumers and ultimately lead to the most efficient use of resources. We believe regulatory entities should continue to take actions that encourage competition in the industry, but no assurance can be given that this will be the case. Regulatory and/or legislative intervention could disrupt the relationship in electricity prices, which could impact the Company's results of operations. The Company's earnings and cash flows may also be adversely affected in any period in which the demand for power significantly varies from forecasted supply, which may occur due to, among other factors, weather events, competition and economic conditions.
Reliance on transmission and distribution service providers ("TDSPs") affiliated with our competitors to perform some functions for our customers.
Under our regulatory structure, we will be required to enter into agreements with local incumbent utilities for use of the local distribution systems, and for the creation and operation of functional interfaces necessary for us to serve our customers. While we are optimistic about our ability to enter into acceptable agreements in Texas, any delay in future negotiations for access or our inability to enter into reasonable agreements to operate could delay or negatively impact our ability to serve our customers, which could have a material negative impact on our business, results of operations, and financial condition.
We are dependent on TDSPs for maintenance of the infrastructure through which we deliver electricity to our retail customers. Any infrastructure failure that interrupts or impairs delivery of electricity to our customers could negatively impact the satisfaction of our customers with our service and could have a material adverse effect on our results of operations, financial condition and cash flow. Additionally, we are dependent on TDSPs for performing service initiations and changes, and for reading our customers' energy meters. We are required to rely on the TDSPs, or, in some cases, ERCOT, to provide us with our customers' information regarding energy usage, and we may be limited in our ability to confirm the accuracy of the information. The provision of inaccurate information or delayed provision of such information by the TDSPs or ERCOT could have a material adverse effect on our business, results of operations, financial condition, and cash flow. In addition, any operational problems with our new systems and processes could similarly have a material adverse effect on our business, results of operations, financial condition, and cash flow. Further, we rely on the TDSPs to properly repair and maintain electrical lines in outages, severe weather which may produce a delay in providing service to the Company's customers which can negatively impact the Company.
We are subject to government regulation and extensive government regulation may increase our costs and slow our growth.
Significant regulations imposed at the federal, state, and local levels govern the provision of utility services and affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals, the enactment of adverse legislation, regulations or regulatory requirements, or the application of existing laws and regulations to certain services may have a material adverse effect on our business, financial condition, results of operations and cash flow. In addition, future legislative, judicial and regulatory agency actions could alter competitive conditions in the markets in which we intend to operate, in ways not necessarily to our advantage.

In addition, ERCOT has and may continue to modify the market structure and other market mechanisms in an attempt to improve market efficiency. Moreover, existing regulations may be revised or reinterpreted and new laws and regulations may be adopted or become applicable to our commercial activities. These actions could have a material adverse effect on our results of operations, financial conditions and cash flows.
New legislation or regulation.
We cannot determine what effect additional state or federal governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of our business to meet new standards, require us to cease operations, impose stricter qualification and/or registration standards, impose additional record keeping, or require expanded consumer protection measures.
Reliance on information technology systems; Collection of sensitive customer data.
Our business is dependent on information sharing among market participants (including ERCOT, the TDSPs, and third-party service providers). This information includes customer enrollment information, ERCOT transactions, meter readings, invoices for wire line charges, etc. Therefore, our success as an independent REP is impacted by our ability to handle this information and we are dependent on third parties to provide timely and accurate information to us. We rely on a combination of internal systems including telephone, Internet, load forecasting, as well as systems operated by third parties. Failure to receive timely and accurate information could have an adverse impact on our business.
We have implemented, or intend to implement, both processes and infrastructure to provide for redundancy of core data due to business interruption associated with our billing platform; however, that is only one component of our business model. In addition, our systems and those we rely upon from third parties need continued development and investment to ensure reliability and scalability as our business grows at a rapid rate.
Despite the implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our Internet operations. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches. Although we intend to continue to implement industry-standard security measures, there can be no assurance that measures implemented by us will not be circumvented in the future.
Our business requires access to sensitive customer data in the ordinary course of business. Examples of sensitive customer data are names, addresses, account information, historical electricity usage, expected patterns of use, payment history, credit bureau data, credit and debit card account numbers, drivers license numbers, social security numbers and bank account information. We may need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services. It is possible that our security controls over personal data, our training of employees and consultants on data security, and other practices we follow may not prevent the improper disclosure of personally identifiable information. If a significant breach occurred, the our reputation may be adversely affected, customer confidence may be diminished, or our business may be subject to legal claims, any of which may contribute to the loss of customers and have a negative impact on the business and/or results of operations.
Certain political and natural events may affect our Company.
Catastrophic events or geo-political conditions may disrupt our business. A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event or natural disaster could cause delays in performing critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results.

Weather and other related commodity risks may affect our ability to manage and maintain a balanced supply/demand book.
Commitments for future purchase of electricity supply (forward power contracts) are based not only on our expected customer base at a given point in time, but also weather forecasts for the geographical areas in which we operate. We plan to maintain a long position in our forward power contracts (contracted electricity supply purchases are slightly greater than forecasted demand by our customers) to minimize the need to purchase power on the balancing markets at varying market prices. However, fluctuations in actual weather conditions may have an impact on the actual power needs of customers on a given day. Extreme weather conditions may force us to purchase electricity in the balancing market on days when weather is unexpectedly severe, and the pricing for balancing market energy may be significantly higher on such days than the cost of electricity in our forward contracts. Unusually mild weather conditions could leave us with excess power which may be sold in the balancing market at a loss if the balancing market price is lower than the Company's forward contract prices.
Commodity pricing is an inherent component of our business operations and our financial results. The prevailing market prices for electricity and fuel may fluctuate substantially over relatively short periods of time, potentially adversely impacting our results of operations, financial condition, and cash flows. Changes in market prices for electricity and fuel may result from any of the following:

●	weather conditions;

●	seasonality;

●	demand for energy commodities and general economic conditions;

●	forced or unscheduled plant outages;

●	disruption of electricity or gas transmission or transportation infrastructure or other constraints or inefficiencies;

●	addition of generating capacity;

●	availability of competitively priced alternative energy sources;

●	availability and levels of storage and inventory for fuel stocks;

●	natural gas, crude oil and refined products, and coal production levels;

●	the creditworthiness or bankruptcy or other financial distress of market participants;

●	changes in market liquidity;

●	natural disasters, wars, embargoes, acts of terrorism and other catastrophic events; and

●	federal and state governmental regulation and legislation.
We may have difficulty obtaining a sufficient number of customers.
We anticipate that we will incur significant costs as we enter new markets and pursue customers by utilizing a variety of marketing methods. In order for us to recover these expenses, we must attract and retain a large number of customers. While the Company is optimistic, there can be no assurance that efforts to secure customers will provide the revenue base needed to succeed in Texas and/or expand into additional markets.
We may experience difficulty attracting customers because many customers may be reluctant to switch to a new supplier for a commodity as critical to their well being as electric power. A major focus of our ongoing marketing efforts will be to demonstrate to potential customers that we will be a reliable provider with sufficient resources to meet our commitments. If our marketing strategy does not prove to be successful, our business, results of operations, and financial condition will be materially adversely affected.
We bear the credit risk and billing responsibility for our customers.
In Texas, the sole market in which we currently operate, we are responsible for the billing and collection functions for our customers. As we seek to expand our operations into additional markets, the billing and collection functions may also be our responsibility. In many of these markets, we may be limited in our ability to terminate service to customers who are delinquent in payment. Even if we terminate service to customers who fail to pay their electricity bill in a timely manner, we may remain liable to our suppliers and to the local utilities for services related to the transmission and distribution of the electricity. The failure of our customers to pay their bills in a timely manner or our failure to maintain adequate billing and collection programs could materially adversely affect our business.

We may not be able to manage our growth successfully.
The development of our operations will depend upon, among other things, our ability to create and expand our customer base in Texas and to enter new markets in a timely manner and at reasonable costs. In addition, we anticipate that our employee base will grow in order for us to accommodate our increased customer base. We may experience difficulty managing the growth of a portfolio of customers that is diverse both with respect to the types of services they will require, the market rules in their jurisdiction and the infrastructure required to deliver electricity to those customers. Expanding our operations may also require continued development of our operating and financial controls and may place additional stress on our management, finances and operational resources. If we are unable to manage our growth and development successfully, our operating results and financial condition could be materially adversely affected.
We will face strong competition from incumbent utilities and other competitors.
The market in which the Company operates is highly competitive. The Company will face competition from many competitors with significantly greater financial resources, well-established brand names and large, existing installed customer bases. We expect the level of competition to intensify in the future. We expect significant competition from incumbent, traditional, and new electricity providers which may be better capitalized than the Company.
In most markets, our principal competitor may be the local incumbent utility's unregulated affiliates. These affiliates have the advantage of long-standing relationships with their customers, and they may have longer operating histories, greater financial and other resources and greater name recognition in their markets than we do. In addition, incumbent utilities have been subject to regulatory oversight, in some cases for close to a century, and thus have a significant amount of experience regarding the regulators' policy preferences as well as a critical economic interest in the outcome of proceedings concerning their revenues and terms and conditions of service.
Some of our competitors, including affiliated retailers, have formed alliances and joint ventures in order to compete in the restructured, deregulated retail electricity industry. Many customers of these incumbent utilities may decide to stay with their long-time energy provider if they have been satisfied with its service in the past.
In addition to competition from the incumbent utilities and their affiliates, we face competition from a number of other energy service providers, including start-up companies focusing on internet marketing and online services, and other energy industry participants who may develop businesses that will compete with us in both local and national markets. Many of these competitors or potential competitors are larger than the Company and have access to more significant capital resources.
Payment defaults by other REPs to ERCOT.
In the event of a default by an REP of its payment obligations to ERCOT, the portion of that obligation that is unrecoverable by ERCOT from the defaulting REP is assumed by the remaining market participants in proportion to each participant's load ratio. As an REP and market participant in ERCOT, we may have to pay a portion of the amount owed to ERCOT should such a default occur, and ERCOT is not successful in recovering such amounts. As an early stage company, any such default of an REP in its obligations to ERCOT could have a material adverse effect on our business, results of operations, financial conditions and cash flows.
ERCOT has experienced problems with its information systems.
Problems in the flow of information between ERCOT, TDSPs, and the REPs have resulted in delays and other problems in enrolling and billing customers. When customer enrollment transactions are not successfully processed by all involved parties, ownership records in the various systems supporting the market are not synchronized properly and subsequent transactions for billing and settlement are adversely affected. The impact may mean that we are not listed as the electric provider-of-record for intended or agreed upon time periods, delays in receiving customer consumption data that is necessary for billing and settlement either through ERCOT or directly with TDSPs, as well as the incorrect application of rates or prices and imbalances in our electricity supply forecast and actual sales.

Our revenues and results of operations may be adversely impacted by the ERCOT market's recent transition from a zonal to a nodal wholesale market structure.
Substantially all of our business is or will be located in the ERCOT market, which has recently transitioned from a zonal market structure with four congestion management zones to a nodal market structure that directly manages congestion on a localized basis. In a nodal market, the prices received and paid for electric power are based on pricing determined at specific interconnection points on the transmission grid (i.e., Locational Marginal Pricing), which could result in lower revenues or higher costs. This market structure change could have a significant impact on the profitability and value of our business depending on how the Locational Marginal Pricing develops, particularly if such development ultimately results in lower revenue due to lower wholesale electricity prices, increased costs to service end-user electricity demand, or increased collateral posting requirements with ERCOT.
Our future results of operations may be negatively impacted by settlement adjustments determined by ERCOT related to prior periods.
Settlement information for most operating activity is due from ERCOT within two months after the operating day, and true-up settlements are due from ERCOT within six months after the operating day. ERCOT has the ability to resettle any operating day at any time after the six month settlement period, usually the result of a lingering dispute, an alternative dispute resolution process, or litigated event. As a result, we are subject to settlement adjustments from ERCOT related to prior periods, which may result in charges or credits impacting our future reported results of operations.
Our results of operations and financial condition could be negatively impacted by any development or event beyond our control that causes economic weakness in the ERCOT market.
We are not geographically diversified. We derive substantially all of our revenues from operations in the ERCOT market, which covers approximately 75% of the geographical area in the State of Texas. As a result, regardless of the state of the economy in areas outside the ERCOT market, economic weakness in the ERCOT market could lead to reduced demand for electricity in the ERCOT market. Such a reduction could have a material negative impact on our results of operations, liquidity, and financial condition.
Risks Related to the Company
We may have contingent liabilities related to the Company's operations prior to the Transaction of which we are not aware and for which we have not adequately provisioned.
Prior to the consummation of the Transaction, the Company was engaged in the business of manufacturing and installing decorative window wells made from precast concrete. We cannot ensure that there are no material claims outstanding, or other circumstances of which we are not aware, that would give rise to a material liability relating to these prior operations, even though we have not recorded any provisions in our financial statements related to such potential liabilities. If we are subject to past claims or material obligations relating to our operations prior to the consummation of the Transaction, such claims could materially adversely affect our business, financial condition, and results of operations.
Risks Related to the Transaction and the Ownership of the Common Stock of the Company
We will incur increased costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal controls over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our consolidated financial statements.

As a public operating company, we will incur significant administrative, legal, accounting and other burdens and expenses beyond those of a private company, including those associated with corporate governance requirements and public company reporting obligations. In particular, we will need to enhance and supplement our internal accounting resources with additional accounting and finance personnel with the requisite technical and public company experience and expertise, as well as refine our quarterly and annual financial statement closing process, to enable us to satisfy such reporting obligations. However, even if we are successful in doing so, there can be no assurance that our finance and accounting organization will be able to adequately meet the increased demands that result from being a public company.
Furthermore, we will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. In order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to document and test our internal control procedures and prepare annual management assessments of the effectiveness of our internal control over financial reporting. These assessments will need to include disclosure of identified material weaknesses in our internal control over financial reporting. Testing and maintaining internal control over financial reporting will involve significant costs and could divert management's attention from other matters that are important to our business. Additionally, we cannot provide any assurances that we will be successful in remediating any deficiencies that may be identified. If we are unable to remediate any such deficiencies or otherwise fail to establish and maintain adequate accounting systems and internal control over financial reporting, or we are unable to recruit, train and retain necessary accounting and finance personnel, we may not be able to accurately and timely prepare our consolidated financial statements and otherwise satisfy our public reporting obligations. Any inaccuracies in our financial statements or other public disclosures (in particular if resulting in the need to restate previously filed financial statements), or delays in our making required SEC filings, could have a material adverse effect on the confidence in our financial reporting, our credibility in the marketplace and the trading price of our common stock.
In addition, our management team will also have to adapt to other requirements of being a public company. We will need to devote significant resources to address these public company-associated requirements, including compliance programs and investor relations, as well as our financial reporting obligations. Complying with these rules and regulations will substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly.
An active, liquid and orderly trading market for our common stock may not develop, and the price of our stock may be volatile and may decline in value.
There currently is not an active public market for our common stock. An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair the ability of stockholders to sell shares of common stock at the time they wish to sell them or at a price they consider reasonable. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.
The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies' stock, including ours, regardless of actual operating performance.
The Company may not be able to attract the attention of brokerage firms.
Because the Transaction is characterized as a "reverse acquisition," securities analysts of brokerage firms may not provide coverage of the Company. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future, should the need arise.
Our common stock may not be eligible for listing on a national securities exchange.
Our common stock is not currently listed on a national securities exchange, and we do not currently meet the initial quantitative listing standards of a national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial qualitative listing standards, that we will be able to maintain any such listing. Our common stock is currently quoted on the OTC Bulletin Board and, until our common stock is listed on a national securities exchange, we expect that it will continue to be eligible and quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the "pink sheets." In these venues, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital in the future.

The Company's common stock may be considered "a penny stock" and may be difficult to sell.
The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is likely to be less than $5.00 per share and, therefore, may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common Stock and may affect the ability of investors to sell their shares.
Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.
If we engage in capital raising activities in the future, including issuances of common stock, to fund the growth of our business, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We recently adopted and established an equity incentive plan pursuant to which equity awards may be granted to eligible employees (including our executive officers), directors and consultants, if our board of directors determines that it is in the best interest of the Company and our stockholders to do so. The issuance of shares of our common stock upon the exercise of any such equity awards may result in dilution to our stockholders and adversely affect our earnings.
If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We may not obtain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose, or never gain, visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
We do not anticipate paying any dividends in the foreseeable future.
We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future.
The forward looking statements contained in this Current Report may prove incorrect.
This Current Report contains certain forward-looking statements. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Current Report will, in fact, transpire. Any negative change in the factors listed above could adversely affect the financial condition and operating results of the Company and its products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The financial data discussed below is derived from the audited financial statements of Summer LLC, a wholly-owned subsidiary of the Company through which the Company's future business operations will be conducted. The audited financial statements of Summer LLC for the period from April 6, 2011 (inception) through December 31, 2011, are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Summer LLC contained elsewhere herein and in conjunction with the historical financial statements and related notes of the Company that are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 26, 2012, which are incorporated herein by this reference. The financial statements contained elsewhere fully represent the Company's financial condition and operations; however, they are not indicative of our future performance.
Prior Periods
For a discussion of the Company's financial condition and results of operations for periods prior to the consummation of the Transaction, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 26, 2012.
Reverse Acquisition of Summer LLC; Business Model
On March 27, 2012, the Company, which was previously known as Castwell Precast Corporation, acquired Summer LLC through a "reverse acquisition" transaction (referred to in this Current Report as the "Transaction"), pursuant to which the former members of Summer LLC now own approximately 92.3% of the Company's outstanding common stock and the Company owns 100% of the outstanding units of membership interest in Summer LLC. All of the Company's business operations following the closing of the Transaction will be conducted through Summer LLC.
Summer LLC is a development stage company that is a retail electric provider ("REP") in the state of Texas under a license with the Public Utility Commission of Texas ("PUCT"). Summer LLC will procure wholesale electric energy and resell it to its commercial and residential retail customers.
The Company intends to cease its historic operations consisting of the manufacture, sale and installation of precast concrete window wells, and the Company will hereafter be engaged in the purchase and sale of electricity in the Texas deregulated market.
Limited Operating History of Summer LLC and Possible Need for Additional Capital
The financial information relating to Summer LLC is limited.  Summer LLC is a development stage company and has not generated significant revenues from operations.  Summer LLC cannot guarantee that its business of buying and selling electricity will be successful.  Summer LLC’s business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. The Company has adequate financing to continue through 2012, but the Company may need to obtain additional capital after that.  If future financing is not available, the Company may be unable to continue its operations.
Overview
The following Management's Discussion and Analysis ("MD&A") or Plan of Operations of the Company includes the following sections:

●	Plan of Operations

●	Results of Operations

●	Liquidity and Capital Resources

●	Cash Outflow for Capital Assets, Customer Acquisition and Deposit

●	Future Financing Needs

●	Critical Accounting Policies

●	Off-Balance Sheet Arrangements

●	Inflation
Plan of Operations
As a development stage company, Summer LLC recorded no operating revenues through December 31, 2011. At December 31, 2011, Summer LLC's cash balance totaled $1,751,911.
Our plan of operations will consist of:

●
The current Texas regulatory structure permits REPs, such as Summer LLC, to procure and sell electricity at unregulated prices and pay local transmission and distribution systems a regulated tariff rate for delivering electricity to their customers. As an REP, we purchase electricity from suppliers at wholesale prices and resell the electricity to commercial and residential end-users in defined geographic areas within the State of Texas. We also provide billing, customer service, collections and remittance services to our residential and commercial customers. We offer our customers competitive electricity rates, flexible payment and pricing choices, simple offers with understandable terms, and responsive customer service.

●
We intend to offer retail electricity to commercial and residential customers within designated target markets. The primary commercial target market will be small to medium-sized customers (less than one megawatt of peak usage). We will also selectively pursue larger commercial customers through existing relationships. Residential customers are a secondary target market. We intend to utilize third-party vendors for a majority of outside sales, while building an in-house sales team to both supplement and augment that effort. The broker/agent structure for compensation will be based on recurring commission system with limited one-time payments.

●
We will utilize wholesale purchase agreements with wholesale energy suppliers for the procurement of wholesale energy. We will serve as our own qualified scheduling entity for open-market purchases and sales of electricity. Our forecasts for electricity load requirements will be based on our existing aggregate customer base and anticipated weather conditions, as well as forecasted customer acquisition and attrition. We plan to continuously monitor and update our supply positions based on retail demand forecasts and market conditions. Our general policy will be to maintain a balanced supply/demand position to limit commodity risk exposure. We plan to procure fixed-price supply to serve fixed-price load and purchase wholesale supply to approximate retail load forecasts on both a seasonal and daily/hourly basis. At this time, we will not maintain a financial book; rather, we will solely focus on our physical book. A "physical book" represents those commodity contracts needed to supply electricity to our customers. Sometimes, deregulated energy companies use a "financial book" (i.e., additional commodity contracts). The positions in a company's financial book are not used to deliver electricity but are used as a hedge against price fluctuations and other market conditions.

●
The Company may need to raise additional equity or debt financing to develop a sales and administrative infrastructure and fund ongoing operations until its operations generate positive cash flows. We cannot provide any assurance that we will be successful in raising additional capital to fully implement our business plan. Further, we cannot provide any assurance, assuming we raise additional funds, that we will achieve profitability or positive cash flow. If we are not able to timely and successfully raise additional capital and/or achieve profitability and positive cash flow, our operating business, financial condition, cash flows and results of operations may be materially and adversely affected.

Results of Operations of Summer LLC
Revenue--For the period April 6, 2011 (inception) through December 31, 2011, Summer LLC had not generated any revenues.
Operating expenses--Operating expenses for the period April 6, 2011 (inception) through December 31, 2011, total $321,468 and primarily related to general and administrative start up activities.
Net loss--Net loss for the Period from April 6, 2011 (inception) through December 31, 2011, totaled $326,185 and was primarily due to general and administrative expenses and financing costs.
Liquidity and Capital Resources of Summer LLC
General - Net cash flows of $1,751,911were generated for the period April 6, 2011 (inception) through December 31, 2011, resulting from cash provided by financing activities of $2,522,500, offset partially by cash used in operating activities of $267,797 and cash used in investing activities of $502,792.
Cash Flows from Operating Activities - Net cash used in operations was primarily due to a net loss of $326,185 for the Period April 6, 2011 (inception) through December 31, 2011, depreciation and amortization expense of $5,617, issuance of member units for credit facility of $50,000 and the changes in operating assets and liabilities of $2,915.
Cash Flows from Investing Activities - Net cash flows used in investing activities was $502,792, for the period April 6, 2011 (inception) through December 31, 2011, primarily from the purchase of a restricted certificate deposit to be used as security for letters of credit.
Cash Flows from Financing Activities - Net cash flows provided by financing activities for the period April 6, 2011 (inception) through December 31, 2011, totaled $2,522,500. The increase in net cash provided by financing activities was due to proceeds from the issuance of membership units in Summer LLC.
Financing, Letters of Credit and Personal Guarantees - Our current working capital position, together with our expected future cash flows from operations, may be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, obligation payment requirements and other contractual obligations for at least the next twelve months. However, this uncertainty is based upon many assumptions and is subject to numerous risks (see "Risk Factors"); we may require additional funding in the future.
The Company has no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies. However, the Company will continue to evaluate acquisitions of and/or investments in products, technologies, or companies that complement its business and may make such acquisitions and/or investments in the future. Accordingly, the Company may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. The Company may not be able to obtain such financing on commercially reasonable terms, if at all. Even if the Company is able to obtain additional financing, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for stockholders, in the case of equity financing.
For the period April 6, 2011 (inception) through December 31, 2011, Summer LLC entered into separate agreements with two individuals pursuant to which such individuals agreed to provide personal guaranties or collateral to assist Summer LLC in obtaining a $500,000 credit facility. In exchange for the credit enhancement services, Summer LLC agreed to pay a future cash payment of $100,000 to each of these two individuals. Each of the individuals providing the credit enhancement services could, at their option, receive 757,576 units of membership interest in Summer LLC (or equivalent common shares in the Company) in lieu of the cash payment. Summer LLC recorded a $200,000 obligation and related deferred financing asset at December 31, 2011. Related to this agreement, Summer LLC obtained a $50,000 letter of credit with a financial institution (which is guaranteed by the two individuals who provided the credit enhancement services) in January 2012 for the benefit of a provider of wholesale energy.
For the period April 6, 2011 (inception) through December 31, 2011, Summer LLC obtained a $500,000 letter of credit, secured with a $500,000 certificate of deposit, with a financial institution for the benefit of the PUCT.

For the period April 6, 2011 (inception) through December 31, 2011, certain members, one of whom was also an officer of Summer LLC, provided a guarantee to a financial institution that allowed Summer LLC to obtain a merchant services account. These members also posted a $50,000 certificate of deposit with the financial institution as security for their personal guarantees. In exchange, the members were granted 151,515 member units of Summer LLC, which were valued at $50,000 on the date of grant and recorded in general and administrative expenses.
During 2011, Summer LLC issued 9,396,109 member units for $2,522,500 cash and a $52,000 subscription receivable.
During 2011, Summer LLC granted 400,000 7-year warrants with an exercise price of $0.60. Upon exercise the warrant holder will obtain 400,000 member units (or equivalent common shares of the Company). The estimated fair value of the warrants totaled $525 on the date of grant.
Cash Outflows for Capital Assets, Customer Acquisition and Deposits
We expect to expend approximately $1,000,000 for capital assets, customer acquisition and deposits in connection with the expansion of our business during the year ended December 31, 2012. The anticipated source of funds is cash on hand at December 31, 2011.
Future Financing Needs
Summer LLC is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Summer LLC is still devoting substantially all of its efforts to establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of our development stage activities.
Summer LLC did not commence operations and the generation of revenue until after December 31, 2011. Our cash position may not be significant enough to support daily operations. Management believes they have adequate liquidity to support operations for 2012, but may need to raise additional funds in future years. While the Company believes in the viability of its plan of operations and strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to grow is dependent upon the Company's ability to further implement its business plan, generate revenues, and obtain additional financing, if needed.
Critical Accounting Policies
The Securities and Exchange Commission has defined a company's critical accounting policies as the ones that are most important to the portrayal of financial condition and results of operations and which require a company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. For additional information, see Note 1 - Nature of Business and Summary of Significant in Accounting Policies in the historical financial statements located in Exhibit 99.1
The following are deemed to be the most significant accounting policies affecting the Company.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition and Accounts Receivable
Revenue is recognized upon delivery of electricity to the customer's meter. This method is commonly referred to as the flow method. The flow method of revenue relies upon Electric Reliability Council of Texas (ERCOT) settlement statements to determine the estimated revenue for a given month. Supply delivered to customers for the month, measured on a daily basis, provides the basis for revenues. Electric services not billed by month-end are accrued based upon estimated deliveries to customers as tracked and recorded by ERCOT multiplied by the Company's average billing rate per kilowatt hour ("kWh") in effect at the time. Direct energy costs are recorded when the electricity is delivered. We will provide for an allowance for doubtful accounts based upon history and experience considering economic and industry trends.
Income Taxes
Prior to the Transaction, Summer LLC did not incur income taxes; instead, its earnings (losses) will be included in the members' income tax returns and taxed depending on their individual tax situations. Therefore, Summer LLC's financial statements for the year ended December 31, 2011, do not include a provision for income taxes. After the Transaction, Summer LLC will be treated as a disregarded entity for federal income tax purposes, and its earnings (losses) will be reported on the Company's corporate income tax returns.
Recent Accounting Pronouncements
In December 2010, the Financial Accounting Standards Board (FASB) issued ASU 2010 - 28 "Intangibles - Goodwill and Other (ASC Topic 350)", which amended its existing guidance for goodwill and other intangible assets. This authoritative guidance modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if there are qualitative factors indicating that it is more likely than not that a goodwill impairment exists. The qualitative factors are consistent with the existing guidance which requires goodwill of a reporting unit to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This authoritative guidance becomes effective for the Company in fiscal year 2012. The implementation of this authoritative guidance is not expected to have a material impact on our consolidated financial position, results of operations and cash flows.
In May 2011, the FASB issued additional guidance on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The updated guidance is effective on a prospective basis for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of this guidance is not expected to have a material impact on our consolidated financial position, results of operations and cash flows.
In June 2011, the FASB issued guidance requiring changes to the presentation of comprehensive income which requires entities to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The option to present components of other comprehensive income as part of the statement of changes in stockholders' equity, which is not the method of presentation used by the Company, will no longer be permitted, as the Company has no comprehensive income. These changes will have no impact on the calculation and presentation of earnings per share. These changes, with retrospective application, become effective for the Company for interim and annual periods beginning in fiscal year 2013, with early adoption allowed. Other than the change in presentation, these changes will not have an impact on the consolidated financial statements.
In September 2011, the FASB issued ASU 2011-08, "Testing Goodwill for Impairment." The amendments under ASU 2011-08 will allow entities to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for entities to consider in conducting the qualitative assessment. Entities will have the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step quantitative goodwill impairment test. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 (fiscal 2012 for the Company), and early adoption is permitted. Adoption of ASU 2011-08 is not expected to have a material impact on the Company's financial statements.

Off-Balance Sheet Arrangements
As mentioned above, Summer LLC has a $500,000 credit facility secured by a restricted certificate of deposit.
Summer LLC's existing wholesale power purchase agreement provides, in addition to certain collateral calls, that Summer LLC will provide additional credit to cover mark to market risk in connection with the purchase and sale of long term power. A mark-to-market credit risk occurs when the price of power purchased is greater than the current market price. While we believe we will purchase our current power at the lowest prices, should a collateral call occur, this could limit our working capital and potentially cause liquidation of power positions should we fail to meet the collateral call.
Inflation
Management believes that inflation has not had a material effect on Summer LLC's results of operations.
PROPERTIES
We currently lease approximately 6,467 square feet of office space in Houston, Texas, pursuant to a lease agreement that expires on August 31, 2012. The lease may be extended, at our option, through August 31, 2015. The current base lease payments under the lease are $10,636.37 per month. Summer LLC subleases a portion of this space to third parties pursuant to unwritten month-to-month arrangements, for which it receives approximately $4,500 per month. The premises are sufficient for the Company's current needs.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 27, 2012 by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors (3) each executive officer, and (4) all directors and executive officers as a group.
Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. As of March 27, 2012, we had 10,504,711 shares of our common stock issued and outstanding.
Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

Name and Address of Beneficial Owner(1)	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(2)	Percent of class
Officers and Directors
Roderick L. Danielson	Director, President and Chief Executive Officer	Common	844,586	8.0401%
Jaleea P. George	Director, Secretary, Treasurer, Chief Financial Officer	Common	575,000	5.4737%
Stuart C. Gaylor(3)	Director	Common	1,805,556	17.1881%
Andrew J. Priest(5)	Director	Common	222,222	2.1155%
Jeffery Mace Meeks	Director	Common	0	0.0%
Michael D. Vanderhoof(6)	Director	Common	234,072	2.2283%
James P. Stapleton	Director	Common	0	0.0%
All Executive Officers and Directors as a Group			3,681,432	35.0455%
Principal Stockholders
GF Holdings, Ltd.(3)	-	Common	1,805,556	17.1881%
Tom M. Davis Family Lands Trust (4)	-	Common	1,296,481	12.3419%
Meryl L. Roberts	-	Common	1,250,000	11.8994%
Paul M. Wyleczuk	-	Common	850,000	8.0916%
James F. Rigell	-	Common	578,766	5.5096%

(1)	Unless otherwise indicated, the address of each person or entity is c/o Summer Energy Holdings, Inc., 800 Bering Drive, Suite 260, Houston, Texas 77057.

(2)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(3)
Stuart Gaylor is the sole manager of GF Holdings GP, LLC, a Texas limited liability company, which is the sole general partner of GF Holdings, Ltd. Mr. Gaylor has voting and dispositive control over securities held by GF Holdings, Ltd. The address of GF Holdings, Ltd. is 7807 Main St., Houston, Texas 77030.

(4)	Tom M. Davis is the sole trustee of the Tom M. Davis Family Lands Trust. Mr. Davis has voting and dispositive control over securities held by Tom M. Davis Family Lands Trust.

(5)
Andrew Priest is the manager of AJP Management GP, LLC, a Texas limited liability company, which is the sole general partner of Priest Investments, Ltd., a Texas limited partnership. Mr. Priest has voting and dispositive control over securities held by Priest Investments, Ltd.

(6)
Includes 151,620 shares of which Mr. Vanderhoof is the record and beneficial owner, 19,483 shares owned of record by his spouse, and 37,969 shares and 25,000 presently exercisable common stock purchase warrants owned of record by Cambria Investment Fund, L.P. Mr. Vanderhoof is a manager of the general partner of Cambria Investment Fund, L.P. Mr. Vanderhoof has disclaimed beneficial ownership of the stocks and warrants held by Cambria Investment Fund, L.P., except to the extent he has a pecuniary interest therein resulting from his position as a principal of Cambria Investment Fund, L.P., and Mr. Vanderhoof has disclaimed beneficial ownership of the stock held by his spouse. The shares of common stock underlying the warrants are deemed to be outstanding shares for the purpose of computing the stockholder's percentage ownership.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding the members of our board of directors and our executive officers. All of our directors were elected, and officers appointed, effective March 27, 2012, the closing date of the Transaction. The Class I directors will hold office until the 2013 annual meeting of stockholders, or until their successors are duly elected; the Class II directors will hold office until the 2014 annual meeting of stockholders, or until their successors are duly elected; and the Class III directors will hold office until the 2015 annual meeting of stockholders, or until their successors are duly elected. After the expiration of the initial term of each class of directors, the directors of the respective classes will be elected for three-year terms. Executive officers serve at the request of the board of directors.
The table below sets forth information about our directors and executive officers as of the date of this Report:

Name	Age	Position

Roderick L. Danielson	53	Director, President and Chief Executive Officer

Jaleea P. George	50	Director, Secretary, Treasurer, and Chief Financial Officer

Andrew J. Priest	45	Director

James P. Stapleton	48	Director

Jefferey Mace Meeks	46	Director

Stuart C. Gaylor	50	Director

Michael D. Vanderhoof	52	Director

The following is a summary of the biographical information of our directors and officers:
Roderick ("Rod") L. Danielson. Mr. Danielson is the Company's President and Chief Executive Officer, was a founding member of Summer LLC, and manages the overall operations of the Company. Mr. Danielson manages risk management, wholesale power purchase, customer load forecasting, balancing, settlement, and scheduling functions for the Company. Since 2006 Mr. Danielson has performed similar functions in the Maryland, District of Columbia, and Delaware markets for Horizon Power and Light, LLC ("Horizon"); and for REP Energy LLC, where he managed those functions in the Massachusetts market. Horizon and REP Energy, LLC are both retail electric providers; however neither Horizon nor REP Energy, LLC is a competitor of the Company. Prior to that time, and through 2005, Mr. Danielson served as Vice President, Chief Supply Officer of Gexa Energy ("Gexa"), where he performed similar functions in the Texas, Massachusetts and New York markets. Mr. Danielson was responsible for a power supply portfolio in excess of 1,000 MW's for Gexa, which became a subsidiary of Florida Power and Light in 2005. Additionally, he served on Gexa's management committee, overseeing operational issues ranging from customer service to retail transactions. Rod has been a voting member on the ERCOT wholesale market sub-committee, which oversees wholesale supply issues, nodal transition, and various other operational matters for the ERCOT market. Mr. Danielson has a BS in Petroleum Engineering from The University of Texas at Austin and an MBA from the University of Houston.
Mr. Danielson's industry experience has given him extensive knowledge of the Company's business model and brings leadership and unique perspective to the board.
Jaleea P. George. Jaleea George is the Company's Secretary, Treasurer and Chief Financial Officer, was a founding member of Summer LLC, and manages all financial operations of the Company. Since 2007 Ms. George has performed accounting and financial functions in the Maryland, District of Columbia, and Delaware markets for Horizon. Horizon is not a competitor of the Company. Ms. George has extensive accounting, taxation and administration experience. Ms. George has served in various financial positions that encompassed a diverse range of industry experience, including a 9,600 mile pipeline company covering several states, an international manufacturing company with operations in thirty-two countries, and a project developer of a 50 megawatt wood-waste biomass fired electricity generations facility. Prior to joining Horizon Power and Light, LLC, Ms. George served as the Director of Finance of a major not-for-profit organization. Ms. George graduated from The University of Texas at Austin with a BBA in accounting and is certified by the Texas State Board of Public Accountancy. She is a member of the American Institute of Certified Public Accountants (AICPA), Texas Society of CPA's (TSCPA) and the Houston Chapter of TSCPA.
Ms. George's financial and accounting experience, particularly in the retail electric industry, provides the board with necessary skills and expertise due to her extensive knowledge of our industry and in-depth knowledge of our business and operations.
Andrew J. Priest. Mr. Priest is a private investor and entrepreneur. He founded TRE Financial Services in 1990. His "hands-on" leadership played an integral role in the overall success of TRE Financial Services. As a result, TRE achieved outstanding growth throughout its eighteen-year history, including the 2002 purchase of Orrtax Software Solutions, a recognized leader in tax software preparation and electronic filing within the professional tax preparation environment. A graduate of the University of Texas, Mr. Priest was a 2003 Ernst & Young Entrepreneur of the Year finalist, in August that same year the Puget Sound Business Journal included Orrtax in the Top 25 Software Developers, in September the Houston Business Journal ranked Orrtax 22nd of the Top 100 Small Businesses in Houston and in October it named Orrtax a Fast Tech 50 Company. Mr. Priest has investments in a variety of interests including an online lending technology company in Atlanta, real estate holdings in Dallas, Austin and Houston as well as a tax products financial services company in San Diego.
Mr. Priest's background in entrepreneurial investment brings to the board strategic planning and financial skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.
James P. Stapleton. Mr. Stapleton is currently a consultant and advisor to small publicly traded companies. Mr. Stapleton is currently the Chief Financial Officer for Jones Soda Co. (NASDAQ:JSDA), which position he has held since February 27, 2012. From March 2005 through September 2010 Mr. Stapleton served as a director of General Environmental Management, Inc. (PINK GEVI). From May 2005 through July 2007 Mr. Stapleton was the Chief Financial Officer of Bionovo (NASDAQ BNVI). From January 2003 through April 2005 Mr. Stapleton was the Chief Financial Officer of Auxilio (OTC BB AUXO). Prior thereto, Mr. Stapleton was employed in a variety of positions for Prosoft Training (NASDAQ POSO), including Corporate Secretary, Vice President Investor relations, Chief Financial Officer, and other positions.

Mr. Stapleton brings corporate governance and financial expertise to the board garnered through his leadership positions and board service with other entities. His experience and qualifications provide sound governance and financial leadership to the board.
Jefferey Mace Meeks. J. Mace Meeks has been a partner at Dean & Draper Insurance Agency, LP since 1996. Upon graduating from Rice University in 1989, Mace entered the insurance industry. He has accumulated 23 years of knowledge and expertise in his field. As a partner with Dean & Draper Insurance Agency, LP since 1996, Mr. Meeks has been the leading producer developing a broad foundation in commercial insurance, personal insurance, and employee benefits. With over 800 specific clients, Mr. Meeks prides himself on developing a tailor made insurance program to fit each client.
Mr. Meeks' background and experience in the risk management and insurance industry brings to the board strategic planning and risk management skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.
Stuart C. Gaylor. Stuart Gaylor is President and CFO of Al's Formal Wear of Houston, Ltd and related companies. A native Houstonian, Mr. Gaylor has helped develop his family's Houston based rental and retail business into a regional formalwear powerhouse. He joined Al's Formal Wear in late 1984 as the company's controller. He became President in 1996. Currently, the company has about 100 retail stores under the name, Al's Formal Wear, over 1000 wholesale tuxedo dealers, and over 400 employees in Arkansas, Colorado, Louisiana, New Mexico, Oklahoma and Texas. He was born in Houston, and graduated from Bellaire High School. He attended the University of Texas at Austin, graduating with a BBA in Accounting and Data Processing in 1983. Upon college graduation, Mr. Gaylor worked briefly at Ernst & Whinney, where he earned his CPA certificate.
Mr. Gaylor's experience in managing a large organization will provide the board invaluable business strategy and leadership experience. Further, Mr. Gaylor's previous experience on the board of Gexa will prove valuable as the Company pursues its business plan.
Michael D. Vanderhoof. Mr. Vanderhoof is chairman of Cambria Asset Management, LLC and principal of Cambria Investment Fund, LP. Cambria Asset Management, LLC is the holding company for Cambria Capital LLC, Member FINRA/SIPC, a securities & futures brokerage firm, registered investment advisor, and investment banking firm with offices in Los Angeles, San Francisco and Salt Lake City. Cambria Investment Fund LP provides bridge loans and equity financing to early stage developing companies. Mr. Vanderhoof has over twenty five years of experience in the capital markets. From 1998 to present, he has advised various private and public companies on capital formation, mergers and acquisitions and financing. From 1993 to 1997, Mr. Vanderhoof was a trader on a trading desk that made markets in over 200 OTC companies. His career began in 1985 as an Account Executive for a FINRA broker-dealer firm in Salt Lake City, Utah.
Mr. Vanderhoof's background in entrepreneurial investment brings to the board strategic planning and risk management skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in "Certain Relationships and Related Transactions, and Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
The composition of our board of directors, any future audit committee, compensation committee, nominating or corporate governance committee or any other committee of our board of directors will be subject to the corporate governance provisions of our primary trading market, including rules relating to the independence of directors.

EXECUTIVE COMPENSATION
The following is a summary of the compensation we paid to our executive officers, for the last two fiscal years ended December 31, 2011 and 2010.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Rod L.Danielson, President and Chief Executive Officer (1)(2)	2011		$24,000	$-	$-	$-	$-	$-	$-	$24,000
	2010	$		$-	$-	$-	$-	$-	$-	$-

Jaleea P. George, Secretary, Treasurer, Chief Financial Officer (1)(2)	2011		$16,923	$-	$-	$-	$-	$-	$-	$16,923
	2010		$-	$-	$-	$-	$-	$-	$-	$-

Jason T. Haislip (3)	2011		$-	$-	$-	$-	$-	$-	$-	$-
	2010		$-	$-	$-	$-	$-	$-	$-	$-

(1)	These individuals became executive officers of the Company effective March 27, 2012.

(2)	These individuals were paid by Summer LLC in their capacity as managing members thereof.

(3)
Jason Haislip served as secretary of the Company from its inception in March 2005 through January 10, 2008, as treasurer from inception in March 2005 through the present and as president from January 10, 2008 to March 27, 2012. As of March 27, 2012, Mr. Haislip no longer is an executive officer of the Company.

There was no cash or non-cash compensation awarded to, earned by or paid to our named executive officers for services rendered during the year ended December 31, 2010.
Employment Agreements
We do not have any employment agreements with any executive officer as of the date hereof.
Outstanding Equity Awards at Fiscal Year End
For the year ended December 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.
Compensation of Directors
No member of our Board of Directors received any compensation for his or her services as a director during the year ended December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
DIRECTOR INDEPENDENCE
Transactions with Related Persons
Financial Assistance Agreement
On December 16, 2011, Summer LLC entered into an agreement with Rod Danielson, an officer and director of the Company, pursuant to which Mr. Danielson agreed to provide credit enhancement to assist the Company in obtaining a $50,000 credit facility. In consideration for such assistance, the Company issued 30,758 units of Summer LLC membership interest to Mr. Danielson. Pursuant to the Transaction, these units were exchanged for 30,758 shares of the Company's common stock.
Financial Advisory Agreement
On November 1, 2011, Summer LLC entered into a Financial Advisory Agreement with Cambria Capital, LLC ("Cambria"), a FINRA member broker-dealer, whereby Cambria was engaged to act as an exclusive advisor to the Company with respect to certain financial advisory, investment banking and related matters.
In consideration for such services, Summer LLC issued to Cambria a seven-year warrant to purchase 400,000 units of membership interest of Summer LLC at an exercise price of $0.60 per unit (which warrant, as a result of the Transaction, entitles Cambria to acquire 400,000 shares of the Company's common stock at an exercise price of $0.60 per share at any time from and after the date which is one (1) year from the closing date of the Transaction). The Financial Advisory Agreement also provides for the payment of a 10% placement agent fee to Cambria for any future financing arranged by Cambria.
The exclusive engagement of Cambria to act as Summer LLC's investment banker has an initial term of 12 months, automatically renewable for 30-day periods unless terminated by either party. In addition, Cambria has a right of first refusal, exercisable for a period of 24 months following the successful closing of a financing transaction, to (i) act as the sole or lead placement agent with respect to any future offering by Summer LLC or (ii) to act as an advisor on any merger or business combination involving Summer LLC. By virtue of the Transaction's consummation, the Company has assumed the obligations towards Cambria.
Michael Vanderhoof, a member of the Company's board of directors, is a member of Cambria Asset Management LLC, Cambria's holding company. Although Mr. Vanderhoof was not a related party at the time the Financial Advisory Agreement referred to above was entered into, he became a related party upon the closing of the Transaction when he became a director of the Company.
Director Independence
The Company has not established its own definition for determining whether its directors and nominees for directors are considered "independent," nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system. However, based on the NASDAQ listing standards, five of the Company's seven directors (Messrs. Priest, Stapleton, Meeks, Gaylor and Vanderhoof) are considered independent as they are neither officers nor employees of the Company or its subsidiaries and receive no compensation for services other than as directors.
Promoters and Certain Control Persons
We did not have any promoters at any time during the past five fiscal years.
LEGAL PROCEEDINGS
We are not engaged in any legal proceedings, nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on our business, financial condition or results of operations.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our common stock is currently quoted on the OTC Bulletin Board ("OTCBB"), which is sponsored by the Financial Industry Regulatory Authority ("FINRA"). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Prior to the consummation of the Transaction, the Company's trading symbol was "CPXE." The Company has requested a trading symbol change with FINRA to correspond with its name change to Summer Energy Holdings, Inc., in accordance with the policies of FINRA. As of the date of this Current Report, the trading symbol change request has been approved by FINRA, but a new trading symbol has not yet been assigned.
There is not, nor has there ever been, an active trading market for our common stock, and no information is available for the price of our common stock. As of March 27, 2012, there were no published bids or asked quotations for the Company's common stock on the OTCBB.
Holders
As of March 27, 2012, there were approximately 89 holders of record of our common stock, as reported by the Company's transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition, and will be within the discretion of our then-existing board of directors. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, our board of directors does not anticipate paying any cash dividends to holders of our common stock in the foreseeable future.
Special Sales Practice Requirements with Regard to "Penny Stocks"
In order to protect investors from patterns of fraud and abuse that have occurred in the market for low priced securities commonly referred to as "penny stocks," the SEC has adopted regulations that generally define a "penny stock" to be any equity security having a market price (as defined) less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions. Since the price of our stock is well below $5.00 per share, our stock is subject to the "penny stock" regulations. As a result, broker-dealers selling our common stock are subject to additional sales practices when they sell our stock to persons other than established clients and "accredited investors." For transactions covered by these rules, before the transaction is executed, the broker-dealer must make a special customer suitability determination, receive the purchaser's written consent to the transaction and deliver a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative taking the order, current quotations for the securities and, if applicable, the fact that the broker-dealer is the sole market maker and the broker-dealer's presumed control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Such "penny stock" rules may restrict trading in our common stock and may deter broker-dealers from effecting transactions in our common stock.
Securities Authorized for Issuance Under Compensation Plans
As discussed in Item 5.02(e) below, effective March 27, 2012 the Company adopted the 2012 Stock Option and Stock Award Plan and reserved 785,000 shares of the Company's common stock for issuance pursuant to options or awards granted under the Plan.

RECENT SALES OF UNREGISTERED SECURITIES
Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which disclosure is incorporated herein by reference.
DESCRIPTION OF REGISTRANT'S SECURITIES
The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our articles of incorporation, as amended, and amended and restated bylaws, along with the applicable provisions of the Nevada Revised Statutes. The articles of incorporation were filed as an exhibit to our registration statement on Form SB-2 filed on July 7, 2007, and were amended on March 27, 2012 as reflected in the Certificate of Amendment to Articles of Incorporation filed herewith and incorporated herein by reference. Our Bylaws were amended and restated on March 27, 2012 as reflected in the Amended and Restated Bylaws filed herewith and incorporated herein by reference.
Authorized and Issued Capital Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 per share, of which 10,504,711 shares are issued and outstanding, and 10,000,000 shares of undesignated preferred stock, $0.001 par value, of which no shares are issued or outstanding.

Common Stock
As of the date of this report, there were 10,504,711 shares of our common stock issued and outstanding held by approximately 89 stockholders of record. Holders of common stock will have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our articles of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors may elect all of the directors. Our amended and restated bylaws provided that our board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock may be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none. Upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
Preferred Stock
Our articles of incorporation provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.
Dividends
We have not paid any dividends on our common stock to date. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.
Our Transfer Agent
The transfer agent for our securities is Colonial Stock Transfer, Inc., 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.
Anti-takeover Effects of Our Articles of Incorporation and By-laws
Our articles of incorporation and amended and restated bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our amended and restated bylaws and articles of incorporation, neither the holders of the Company's common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. Our amended and restated bylaws provide that our board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person would be able to gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Anti-takeover Effects of Nevada Law - Business Combinations
The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (NRS), prohibit a Nevada corporation with at least 200 stockholders from engaging in various "combination" transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders; or

●
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having:
(a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.
In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Our articles of incorporation state that we have elected not to be governed by the "business combination" provisions, therefore such provisions currently do not apply to us.
Anti-takeover Effects of Nevada Law - Control Share Acquisitions
The "control share" provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.
Our articles of incorporation state that we have elected not to be governed by the "control share" provisions, therefore, these provisions do not apply to us currently.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our articles of incorporation authorize the Company to indemnify our directors and officers to the fullest extent permitted under Nevada law.
Our amended and restated bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of the Company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person: (a) reasonably believed that their conduct was in or not opposed to the Company's best interests; or with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.
Our amended and restated bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our Company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our Company or is or was serving at the request of our Company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our Company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our Company.
The determination to indemnify any such person may be made: (a) by our stockholders; (b) by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (c) by independent legal counsel in a written opinion.
We are permitted by our Bylaws to purchase and maintain insurance and make other financial arrangements on behalf of our officers and directors against any liability and expense incurred in such capacity, whether or not the Company would have the power to indemnify such person against such liability.
Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the financial statements and supplementary data of the Company, which is incorporated herein by reference.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
FINANCIAL STATEMENTS AND EXHIBITS
Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the financial statements and exhibits filed herewith or incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
On March 27, 2012, as part of the consummation of the Transaction and in exchange for all of the issued and outstanding units of membership interest of Summer LLC from the former members of Summer LLC, we issued 9,697,624 shares of restricted common stock to the former members of Summer LLC. The issuance of such securities was made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated under the Securities Act of 1933.
Issuances by Summer LLC of Unregistered Securities Prior to Transaction
Between June 16, 2011 and September 19, 2011, Summer LLC issued a total of 9,396,109 units of membership interest to 22 investors for an aggregate purchase price of $2,574,499. Each of the investors qualified as an "accredited investor" as defined in Rule 501 under the Securities Act of 1933. The offering was made with no general solicitation or advertising, and was limited to individuals with whom management of Summer LLC had a pre-existing relationship. The issuance of such securities was made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated under the Securities Act of 1933.
On November 30, 2011, Summer LLC entered into an agreement with two individuals, pursuant to which it agreed to pay $100,000 to each of the two individuals in exchange for each such individual agreeing to act as a surety in connection with a combined $500,000 line of credit from a financial institution and certain extensions of credit by critical vendors that are necessary for Summer LLC to carry out its business. The payments are due in full on November 30, 2012, provided that each of the individuals may elect, on November 30, 2012, and in their discretion, to receive payment in units of membership interest of Summer LLC, in which case 757,576 units of membership interest would be issued to the individual making that election. As a result of the Transaction, the right to convert the payments into units of membership interest in Summer LLC now constitutes a right to convert the payments into shares of common stock of the Company. Each of the individuals represented to Summer LLC that he or she qualifies as an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, and the agreements were entered into in reliance upon exemptions contained in Section 4(2) of the Securities Act of 1933.
On December 16, 2011, Summer LLC issued a total of 151,515 units of membership interest in Summer LLC to two individuals who agreed to act as sureties of Summer LLC in connection with loans and extensions of credit incurred by Summer LLC. Each of the individuals represented to Summer LLC that he qualifies as an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, and the agreements were entered into in reliance upon exemptions contained in Section 4(2) of the Securities Act of 1933. For more information see the disclosure under the section entitled "Certain Relationships and Related Transactions, and Director Independence" of this Current Report.
On January 13, 2012, Summer LLC issued to a single individual 150,000 units of membership interest in Summer LLC in settlement of certain potential claims. The issuance of the units of membership interest was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On January 17, 2012, Summer LLC granted to Cambria, a FINRA member broker-dealer, a seven-year warrant to purchase 400,000 units of membership interest of Summer LLC at an exercise price of $0.60 per unit, in consideration for financial consulting services and advice. As a result of the Transaction, the warrant has been converted to become a warrant entitling the warrant holder to purchase 400,000 shares of restricted common stock of the Company for $0.60 per share at any time from and after the date which is one (1) year from the closing date of the Transaction. The grant of the warrant, and the issuance of the common stock upon exercise of the warrant, are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. For more information see the disclosure under the section entitled "Certain Relationships and Related Transactions, and Director Independence" of this Current Report.
In instances described above where we indicate a reliance upon Regulation D under the Securities Act of 1933, our reliance was based in part upon representations made by each party receiving securities that: (a) such party is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933, (b) the party agrees not to sell or otherwise transfer the securities unless they are registered under the Securities Act of 1933 and any applicable state securities laws, or an exemption from such registration is available, (c) the party has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the party had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering or issuance and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the party has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In any instant in which we relied upon Rule 506 of Regulation D promulgated under the Securities Act of 1933, the total number of investors was less than 35 and management made the determination, based upon written representations from each investor, that each investor either: (a) was an accredited investor as defined in Rule 501 of Regulation D, or (b) was furnished the information specified in Rule 502(b)(2) a reasonable time prior to the applicable sale. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.
In instances described above where we indicate a reliance upon Section 4(2) of the Securities Act of 1933, our reliance was based in part upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the securities took place directly between the offeree and us.
Item 5.01 Change in Control of the Registrant
On March 27, 2012, we consummated the Transaction and the former members of Summer LLC became our controlling stockholders. The description of the Transaction and the issuance of our common stock to the former members of Summer LLC is incorporated by reference herein from Item 2.01 above.
Other than the transactions and agreements disclosed in this Current Report, we know of no other arrangements which may result in our change in control.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(a) Resignation of Directors and Officers
Effective March 27, 2012, Jason Haislip resigned as a member of our board of directors and as our president and treasurer, Duane Smith resigned as a member of our board of directors and as our vice president, and Amie Coleman resigned as a member of our board of directors and as our secretary. There were no disagreements between any of Jason Haislip, Duane Smith or Amie Coleman which led to their resignations, and none of Jason Haislip, Duane Smith or Amie Coleman requested disclosure of any such matters in their resignation letters.
(b) Appointment of Directors
Effective at the closing of the Transaction, which occurred March 27, 2012, our board of directors increased its size from three to seven members. Pursuant to the terms of the Amended and Restated Bylaws, the stockholders of the Company appointed Mace Meeks and Michael Vanderhoof as Class I directors, Andrew Priest and James Stapleton as Class II directors, and Rod Danielson, Jaleea George and Stuart Gaylor as Class III directors, to fill the vacancies created by the increase in the size of the board and the resignations of Mr. Haislip, Mr. Smith and Ms. Coleman.

(b) Appointment of Officers
Effective at the closing of the Transaction, which occurred March 27, 2012, our board of directors appointed Rod Danielson as our President and Chief Executive Officer and Jaleea George as our Treasurer, Secretary, and Chief Financial Officer.
For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.
(e) Adoption of 2012 Stock Option and Award Plan
On January 13, 2012, as a negotiated term of the Contribution Agreement, the Company's board of directors approved the 2012 Stock Option and Stock Award Plan (the "2012 Plan"). The stockholders of the Company approved the adoption of the 2012 Plan at the Special Meeting of Stockholders (the "Special Meeting") held on March 15, 2012, as set forth in a Current Report on Form 8-K dated March 16, 2012. A total of 785,000 shares of the Company's common stock have been reserved for issuance pursuant to options or awards granted under the 2012 Plan.
The purpose of the 2012 Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and any parent or subsidiary thereof and by motivating such persons to contribute to the growth and profitability of the Company.
A summary of the material terms of the 2012 Plan is contained below. This summary should be read with and is subject to the specific provisions of the 2012 Plan, a copy of which is filed herewith and incorporated herein by reference. The Company has never previously adopted a stock incentive plan and there are no stock options or stock awards outstanding. Stockholders approved the 2012 Plan to qualify stock options as incentive stock options for purposes of Section 422 of the Internal Revenue Code (the "Code"), and to qualify certain compensation under the 2012 Plan as performance-based compensation for purposes of Section 162(m) of the Code.
Key Features of the 2012 Plan
The 2012 Plan contains features that the board believes are consistent with the interests of our stockholders and sound governance principles. These features include the following:

●
Administration. The board has general administrative authority for the 2012 Plan and may delegate such authority to a committee of two or more members of the board (the board or such committee, the "Administrator"). The board has broad authority under the 2012 Plan including the authority to select Participants (as defined below) and determine awards, establish the terms and conditions of awards, and make certain adjustments to awards.

●
Eligibility. All employees, members of the board (whether or not employed by the Company or an affiliated company) and service providers are eligible to receive awards under the 2012 Plan. Award recipients are referred to as a "Participants."

●	Types of Awards. The Administrator may grant stock options, restricted stock or stock appreciation rights to eligible Participants under the 2012 Plan.

●
Performance-Based Compensation. The 2012 Plan is structured to permit awards that satisfy the performance-based compensation requirements of Section 162(m) of the Code so as to enhance deductibility of compensation provided under the 2012 Plan.

Shares Subject to the 2012 Plan and Limits on Awards
A maximum of 785,000 shares of the Company's common stock, representing approximately 7.5% of the number of currently issued and outstanding shares of common stock, may be issued and sold under all awards, restricted or unrestricted, granted under the 2012 Plan. The maximum number of shares of common stock with respect to one or more awards that may be granted to any Participant during any calendar year shall be 200,000.
Administration of the 2012 Plan
The board or a committee selected by the board will administer the 2012 Plan. Such committee must be comprised of at least two members of the board. Performance-based awards under the 2012 Plan must be made by a committee that consists solely of outside directors determined under Section 162(m) of the Code. The board may also terminate or amend the 2012 Plan at any time.
The Administrator shall have full power and authority, among other things: (a) to determine the persons to whom and the time or times at which awards shall be granted, the number of shares of common stock to be represented by each stock option or stock appreciation rights agreement and the number of shares of common stock to be subject to each restricted stock purchase agreement, and the consideration to be received by the Company upon the exercise of such stock options or stock appreciation rights or sales or awards of restricted stock; (b) to interpret the 2012 Plan; (c) to create, amend or rescind rules and regulations relating to the 2012 Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, award agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any award agreement under the 2012 Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the 2012 Plan or in any award agreement; (g) to accelerate the vesting of any award or release or waive any of the Company's repurchase rights with respect to any award; (h) to extend the exercise date of any stock option or stock appreciation right (but not beyond the original expiration date); (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding award agreements to provide for, among other things, any change or modification which the Administrator could have included in the original award agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the 2012 Plan, but only to the extent not contrary to the express provisions of the 2012 Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the 2012 Plan shall be final and binding on the Company and all Participants.
Eligibility
Only employees of the Company or an affiliated company (including officers and members of the board that are employees of the Company or an affiliated company) are eligible to receive incentive stock options under the 2012 Plan. Employees, members of the board (whether or not employed by the Company or an affiliated company) and service providers are eligible to receive nonqualified stock options, restricted stock or stock appreciation rights under the 2012 Plan.
Types of Awards
Awards that may be granted under the 2012 Plan include stock options, stock appreciation rights, and restricted stock.
Stock Options. The 2012 Plan provides for grant of both Incentive Stock Options and nonqualified stock options. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the terms of the 2012 Plan. Incentive stock options may only be granted to employees of the Company or an affiliated company. Options must be evidenced by grant agreements specifying the number of shares of stock covered thereby. The exercise price of a stock option is established in the discretion of the Administrator, provided that: (a) the exercise price per share for an Incentive Stock Option granted to an individual who owns 10% or more of the Company's common stock may not be less than 110% of the fair market value of the stock, and (b) the exercise price for an Incentive Stock Option granted to all other Participants or for a nonqualified stock option may not be less than the fair market value of a share of common stock on the date of grant. The maximum term of a stock option is ten years from the date of grant, and the 2012 Plan provides for various methods of payment upon exercise of an option.
Stock Appreciation Rights. A stock appreciation right (SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The Administrator will establish the base price at the time of grant of the SAR, which may not be less than the fair market value of a share of Common Stock on the date of grant, and the maximum term of a stock appreciation right is ten years from the date of grant. Any SAR granted is exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company.

Restricted Stock. A grant, award or sale of restricted stock typically involves the grant, award or sale of restricted stock to a Participant subject to restrictions on vesting. Such a grant must be evidenced by a grant agreement which will provide, among other things, that any shares of restricted stock so granted may not be transferred with a period specified in the agreement and that the grant of such shares is subject to performance criteria.
Change in Control
In the event of a change in control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be, may either assume the Company's rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options for the acquiring corporation's stock.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendment to the Company's Articles of Incorporation
On March 27, 2012 the Company amended its Articles of Incorporation to (i) effect a 1-for-4 reverse stock split (the "Reverse Split") in the Company's issued and outstanding shares of common stock; (ii) change of the Company's name to Summer Energy Holdings, Inc.; and (iii) increase the number of authorized shares of the Company's common stock from 50,000,000 shares to 100,000,000 shares. A copy of the amendment to the Articles of Incorporation is filed herewith and incorporated herein by reference.
Reverse Split
Pursuant to the Reverse Split, which occurred immediately prior to closing of the Transaction, stockholders of the Company received one share of the Company's $0.001 par value common stock for each four shares of common stock previously held by them, thus causing the 4,178,348 shares of common stock currently outstanding to be converted to approximately 1,044,587 shares of common stock. Any stockholder of the Company that would have otherwise been entitled to a fraction of a share of Company common stock (after aggregating all fractional shares of Company common stock to be received by such holder) as a result of the Reverse Split, received an additional share of Company common stock (i.e., the aggregate number of shares of Company common stock of a shareholder resulting from the Reverse Split would be rounded up to the nearest whole number). The Reverse Split did not affect the number of authorized shares of capital stock of the Company or the par value of the Company common stock. Further, in connection with, and prior to the consummation of, the Transaction, certain stockholders of the Company cancelled and returned to the Company for cancellation a total of 237,500 post-split shares of the Company's common stock so that, immediately prior to consummation of the Transaction, the Company had a total of 807,087 post-split shares of its common stock issued and outstanding and 25,000 post-split shares reserved for issuance upon the exercise of outstanding warrants. At closing, the Company issued 9,697,624 post-split shares of its common stock to the former members of Summer LLC on a 1-for-1 basis in exchange for their Summer LLC units of membership interest, causing the former Summer LLC members to own approximately 92.3% of the Company's issued and outstanding common stock. The outstanding warrants and convertible obligations of Summer LLC were converted into the right to receive shares of the Company's common stock on the same terms and conditions as contained in such warrants and convertible obligations.

Amendment and Restatement of the Bylaws of the Company
On March 15, 2012, prior to the consummation of the Transaction but with an effective date as of March 27, 2012, the Company's stockholders approved the amended and restated bylaws of the Company. The amended and restated bylaws provide for classification of directors and otherwise reflect modifications consistent with good corporate governance. A copy of the amended and restated bylaws is filed herewith and incorporated herein by reference.
Item 5.06 Change in Shell Company Status
Reference is made to the disclosure set forth under Item 2.01, which disclosure is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The audited balance sheet as of December 31, 2011 and statements of operations, members' equity and cash flow for the period of April 6, 2011 (inception) through December 31, 2011 of Summer Energy, LLC are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference.
(b) Pro Forma Financial Information
The pro forma balance sheet as of December 31, 2011 and pro forma Statement of Operations for the period ended December 31, 2011 to reflect the acquisition of the business operations of Summer Energy, LLC are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference.
(c) Shell Company Transactions
The Company was not a shell company (as defined in Rule 12b-2 under the Exchange Act) prior to the closing of the Transaction. If for some reason the Company were considered to have been a shell company prior to the closing of the Transaction, reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Contribution, by and among Castwell Precast Corporation, Summer Energy, LLC and the members of Summer Energy, LLC. (1)

3.1
Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State effective March 27, 2012 (Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on July 16, 2007).

3.2	Amended and Restated Bylaws of the Company.

10.1	Form of Master Power Purchase and Sale Agreement dated as of August 9, 2011 by and between Summer Energy, LLC and BP Energy Company.

10.2	Advisory Agreement by and between Summer Energy, LLC and Cambria Capital, LLC dated November 1, 2011.

10.3	Warrant to Purchase Units of Membership Interest dated January 17, 2012.

10.4	Form of Agreement to Assist with Credit Facility dated November 30, 2011.

10.5	Agreement to Assist with Credit Facility - Rod Danielson, dated December 16, 2011.

10.6	2012 Stock Option and Stock Award Plan.

10.7	Form of Lock Up Agreement.

21.1	Schedule of Subsidiaries.

99.1	Audited balance sheet as of December 31, 2011 and statements of operations, members' equity and cash flow for the period of April 6, 2011 (inception) through December 31, 2011 of Summer Energy, LLC.

99.2
Pro forma balance sheet as of December 31, 2011 and pro forma Statement of Operations for the period ended December 31, 2011 to reflect the acquisition of the business operations of Summer Energy, LLC.

99.3	Press release dated March 30, 2012.
(1) Incorporated by reference to the Company's current report on Form 8-K filed on January 19, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMER ENERGY HOLDINGS, INC.

Dated: March 30, 2012	By:	/s/ Roderick L. Danielson
Roderick L. Danielson
President, Chief Executive Officer and Director
(Principal Executive Officer)